UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders was held on May 14, 2013. As of March 12, 2013, the record date for the annual meeting, there were 68,332,627 shares of common stock outstanding and entitled to vote. At the annual meeting, 62,982,737 shares, or approximately 92% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1. Proposal 1 to elect nine nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	53,885,706	970,833	8,126,198
Benjamin J. Ansell, M.D.	53,728,139	1,128,400	8,126,198
Thomas E. Callahan	54,344,578	511,961	8,126,198
Martin L. Edelman	54,664,925	191,614	8,126,198
Kamal Jafarnia	54,428,642	427,897	8,126,198
Douglas A. Kessler	54,542,454	314,085	8,126,198
W. Michael Murphy	54,464,076	392,463	8,126,198
Alan L. Tallis	54,535,479	321,060	8,126,198
Philip S. Payne	54,459,210	397,329	8,126,198

2. Proposal 2 to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2013. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
62,303,237	595,640	83,860	—

3. Proposal 3 - Non-binding advisory vote on the compensation of the Company's named executive officers:

			Broker
For	Against	Abstain	Non-votes
47,690,127	7,091,030	75,382	8,126,198

4. Proposal 4 - Shareholder proposal to amend bylaws to require the chairman of the board of directors to be a director who is independent of the Company. This proposal failed by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
9,813,827	44,941,393	101,319	8,126,198

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel